UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2023

a.k.a. Brands Holding Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40828	87-0970919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Montgomery Street, Suite 1600
San Francisco, California 94104
(Address of Principal Executive Offices, including Zip Code)
415-295-6085
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	AKA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, Jill Ramsey, the Company’s Chief Executive Officer, and the Board of Directors (the “Board”) of a.k.a. Brands Holding Corp. (the “Company”) determined that Ms. Ramsey would take time to work through unforeseen medical issues. On November 7, 2023, Ms. Ramsey and the Board determined that Ms. Ramsey will no longer serve as the Chief Executive Officer of the Company, effective November 7, 2023. Ms. Ramsey will become the Advisor to the Chief Executive Officer and will remain a director of the Company. As previously announced, Ciaran Long, the Company’s Interim Chief Executive Officer and Chief Financial Officer, will continue to serve as the Company’s Interim Chief Executive Officer. The Board has initiated a search for a permanent Chief Executive Officer.
In connection with Ms. Ramsey’s transition, the Company and Ms. Ramsey entered into an offer letter, dated as of November 7, 2023 (the “Offer Letter”), which supersedes the employment agreement between the Company and Ms. Ramsey dated April 21, 2020. Pursuant to the Offer Letter, Ms. Ramsey will remain employed, on an at-will basis, in the role of Advisor to the Chief Executive Officer until November 7, 2024 (the “Anticipated Settlement Date”), or such other date as mutually agreed upon by the parties. Under the terms of the Offer Letter, Ms. Ramsey will be entitled to receive an annual base salary of $150,000. Ms. Ramsey will continue to be eligible to receive an annual bonus under the Company’s bonus program as determined by the Company at its discretion. Ms. Ramsey will also be eligible to participate in the Company’s annual equity program based on a target percentage to be determined by the Company at its discretion. Ms. Ramsey will retain her rights in any vested incentive units in Excelerate, L.P., which will continue to be subject to the applicable award agreements. Ms. Ramsey will continue to be entitled to participate in the employee and fringe benefit plans and programs that are generally available to the senior management of the Company. In the event of termination without cause (as defined in the Offer Letter), Ms. Ramsey will be entitled to severance pay equal to her pro-rated base salary for the period from her last day of employment to the Anticipated Separation Date, subject to the terms of the Offer Letter.
In connection with Ms. Ramsey’s continued service as a director of the Company, the Company entered into an indemnification agreement with Ms. Ramsey in the same form as the Company’s other directors have entered. The form of indemnification agreement is filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-259028), originally filed with the U.S. Securities and Exchange Commission on August 24, 2021, as amended.
The foregoing summary of the terms of the Offer Letter is qualified in its entirety by the terms of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Offer Letter dated November 7, 2023
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

a.k.a. Brands Holding Corp.

Date: November 9, 2023	By:	/s/ Ciaran Long
	Name:	Ciaran Long
	Title:	Interim Chief Executive Officer and Chief Financial Officer